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                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-29745 and No. 333-40393) pertaining to the 1996 Stock Option Plan of DAOU Systems, Inc. of our report dated February 13, 1998 with respect to the supplemental consolidated financial statements of DAOU Systems, Inc. included in its Current Report on Form 8-K dated May 18, 1998 filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG LLP


San Diego, California
May 15, 1998